Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports First Quarter Income from Continuing Operations of $57.7 Million or $1.18 per Diluted Share

KANSAS CITY, Mo. (April 23, 2019) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced income from continuing operations for the first quarter of 2019 of $57.7 million, or $1.18 per diluted share, compared to $25.5 million, or $0.52 per diluted share, in the fourth quarter 2018 (linked quarter) and $57.5 million, or $1.15 per diluted share, in the first quarter 2018. The reported GAAP income from continuing operations represents an increase of 126.9 percent on a linked-quarter basis and a 0.4 percent increase compared to the first quarter 2018.

Net operating income from continuing operations, a non-GAAP financial measure reconciled to income from continuing operations, the nearest comparable GAAP measure, later in this release, was $58.2 million, or $1.19 per diluted share, for the first quarter 2019, compared to $27.6 million, or $0.56 per diluted share, for the linked quarter and $59.1 million, or $1.18 per diluted share, for the first quarter 2018. These results represent an increase of 111.1 percent on a linked-quarter basis and a decrease of 1.4 percent compared to first quarter 2018.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q1	Q4	Q1
	2019	2018	2018
Income from continuing operations	$57,744	$25,454	$57,533
Loss from discontinued operations	—	—	(747)
Net income	57,744	25,454	56,786

Earnings per share from continuing operations (diluted)	1.18	0.52	1.15
Losses per share from discontinued operations (diluted)	—	—	(0.01)
Earnings per share (diluted)	1.18	0.52	1.14

Net operating income from continuing operations	58,208	27,578	59,062
Operating earnings per share from continuing operations (diluted)	1.19	0.56	1.18

GAAP - continuing operations
Return on average assets	1.02%	0.46%	1.12%
Return on average equity	10.48	4.57	10.80
Efficiency ratio	70.00	71.26	68.82

Non-GAAP - continuing operations
Operating return on average assets	1.03%	0.50%	1.15%
Operating return on average equity	10.56	4.95	11.09
Operating efficiency ratio	69.78	70.19	68.04

“2019 is off to a good start, and I’m pleased with the first quarter’s results,” said Mariner Kemper, chairman, president and chief executive officer. “We posted strong balance sheet growth, with average loan balances increasing 2.8 percent, or 11.2 percent on a linked-quarter annualized basis, and average deposits growing by 3.0 percent. Additionally, noninterest income represented 39.6 percent of our revenue for the quarter, and we saw positive trends in several of our lines of business.”

Discussion of results from continuing operations

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2019	2018	2018	LQ	PY
Net interest income	$163,868	$161,808	$147,922	$2,060	$15,946
Noninterest income:
Trust and securities processing	41,957	41,891	44,002	66	(2,045)
Trading and investment banking	5,581	3,119	4,101	2,462	1,480
Service charges on deposit accounts	21,281	20,733	21,905	548	(624)
Insurance fees and commissions	338	312	301	26	37
Brokerage fees	7,243	6,761	6,353	482	890
Bankcard fees	17,067	16,375	18,123	692	(1,056)
Gains on sales of securities available for sale, net	809	—	139	809	670
Other	13,106	5,808	10,601	7,298	2,505
Total noninterest income	$107,382	$94,999	$105,525	$12,383	$1,857
Total revenue	$271,250	$256,807	$253,447	$14,443	$17,803
Net interest margin	3.20%	3.24%	3.19%
Total noninterest income as a % of total revenue	39.59	36.99	41.64

Net interest income

•

Net interest income totaled $163.9 million, an increase of $2.1 million, or 1.3 percent, from linked quarter levels, impacted by a $335.2 million, or 2.8 percent, increase in average loans and higher short-term interest rates.

•

Earning asset yields improved seven basis points from the linked quarter, due to improved loan yields of seven basis points to 5.18 percent, in part driven by favorable re-pricing from higher short-term interest rates and improved yields in the securities portfolio. The cost of interest-bearing liabilities increased 13 basis points to 1.34 percent, driven by an increase of $348.4 million in federal funds and repurchase agreements, and a nine-basis point increase in cost of interest-bearing deposits.

•

On a year-over-year basis, the increase in net interest income was driven by a 9.0 percent, or $1.0 billion, increase in average loans, as well as higher average loan yields, which increased 65 basis points compared to 2018, primarily driven by higher short-term interest rates, volume and asset mix changes.

•	For the first quarter 2019, average earning assets stood at $21.5 billion, an increase of 10.4 percent over the first quarter 2018.

Noninterest income

•	First quarter 2019 noninterest income increased $12.4 million, or 13.0 percent, on a linked quarter basis, largely due to:
o

Increases of $9.4 million and $2.0 million in company-owned life insurance income and derivative income, respectively, both of which are recorded in other income. These increases were partially offset by decreases of $2.6 million in gains on sales of assets and $0.9 million in loss recoveries, as compared to the fourth quarter 2018.

o	An increase of $2.5 million in trading and investment banking due to increased trading volume and increased market values of trading assets held.
o	An increase of $0.7 million in bankcard fees due to a decrease of $0.9 million in rebates expense recorded as contra-revenues.
o	An increase of $0.8 million in gains on sales of available-for-sale securities.

•	Compared to the prior year, noninterest income in the first quarter of 2019 increased $1.9 million, or 1.8 percent, primarily driven by:
o

Increases of $3.1 million and $1.1 million in company-owned life insurance and derivative income, respectively, both of which are recorded in other income. These increases were partially offset by a decrease of $1.8 million in equity earnings on alternative investments.

o	A $1.5 million increase in trading and investment banking income due to increased trading volume.
o	A $0.8 million increase in money market revenue recorded in brokerage fees.
o

These increases were offset by a decrease of $2.5 million in fund servicing revenue due to previously announced customer repricing and losses, which was partially offset by an increase of $1.2 million in corporate trust income, both recorded in trust and securities processing.

o	A $1.1 million decrease in bankcard fees primarily driven by an increase of $0.4 million in rewards expense recorded as contra-revenues, coupled with a decrease of $0.4 million in interchange income.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2019	2018	2018	LQ	PY
Salaries and employee benefits	$116,032	$103,992	$107,968	$12,040	$8,064
Occupancy, net	11,743	11,845	10,953	(102)	790
Equipment	19,684	18,983	18,826	701	858
Supplies and services	3,873	3,669	3,760	204	113
Marketing and business development	4,913	6,483	5,034	(1,570)	(121)
Processing fees	12,132	11,948	11,161	184	971
Legal and consulting	5,633	11,085	3,844	(5,452)	1,789
Bankcard	4,345	4,316	4,626	29	(281)
Amortization of other intangible assets	1,327	1,332	1,562	(5)	(235)
Regulatory fees	2,890	2,681	2,905	209	(15)
Other	8,054	7,987	5,237	67	2,817
Total noninterest expense	$190,626	$184,321	$175,876	$6,305	$14,750

•

GAAP noninterest expense for the first quarter of 2019 was $190.6 million, an increase of $6.3 million, or 3.4 percent, from the linked quarter and an increase of $14.8 million, or 8.4 percent, from the first quarter of 2018.

•

On a non-GAAP basis, operating noninterest expense (as reconciled later in this release) was $190.0 million for the first quarter 2019, an increase of $8.4 million, or 4.6 percent, compared to the linked quarter and an increase of $16.1 million, or 9.3 percent, compared to the first quarter 2018.

•	The linked quarter increase in noninterest expense was driven by:

o

A $12.0 million increase in salaries and employee benefits, largely due to increased deferred compensation expense of $9.9 million and higher payroll taxes and 401(k) expense recognized in the first quarter of 2019.

o	A $0.7 million increase in equipment expense driven by higher software expense in the first quarter of 2019.
o

These increases were partially offset by decreases of $5.5 million in legal and consulting expense and $1.6 million in marketing and business development expense due to the timing of multiple projects.

•	The year-over-year increase in noninterest expense was driven by:
o

An $8.1 million increase in salaries and employee benefits, largely due to increased deferred compensation expense of $3.3 million, and increases of $1.8 million in bonus and incentives expense and $1.7 million in salaries and wages expense.

o	An increase in other noninterest expense of $2.8 million primarily driven by an operational loss of $1.5 million and an increase of $1.2 million in derivative expense.
o

A $1.8 million increase in legal and consulting expense and an increase of $1.0 million in processing fees expense due to investments in digital channel and integrated platform solutions to support business growth and the continued ongoing modernization of the company’s core systems.

o	An increase of $0.9 million in equipment expense primarily driven by higher equipment maintenance and software expense in the first quarter of 2019.

Income taxes

•

The company’s effective tax rate was 15.4 percent for the quarter ended March 31, 2019, compared to 14.9 percent for the same period in 2018. This increase was primarily a result of a decrease in excess tax benefits associated with stock compensation recorded in the first quarter of 2019 as compared to the same period in 2018.

Balance sheet

•	Average total assets for the first quarter 2019 were $22.9 billion compared to $21.9 billion for the linked quarter and $20.7 billion for the same period in 2018.
Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2019	2018	2018	LQ	PY
Commercial	$5,270,130	$4,977,907	$4,456,176	$292,223	$813,954
Asset-based loans	378,508	381,477	336,146	(2,969)	42,362
Factoring loans	263,093	300,265	223,031	(37,172)	40,062
Commercial credit card	195,872	178,772	189,891	17,100	5,981
Real estate - construction	787,483	826,310	763,867	(38,827)	23,616
Real estate - commercial	3,797,206	3,663,610	3,635,455	133,596	161,751
Real estate - residential	714,534	697,927	645,803	16,607	68,731
Real estate - HELOC	528,468	555,161	630,617	(26,693)	(102,149)
Consumer credit card	217,570	248,309	223,725	(30,739)	(6,155)
Consumer other	145,100	132,812	158,131	12,288	(13,031)
Leases	5,190	5,386	23,680	(196)	(18,490)
Total loans	$12,303,154	$11,967,936	$11,286,522	$335,218	$1,016,632

•	Average loans for the first quarter 2019 increased 2.8 percent on a linked-quarter basis and 9.0 percent compared to the first quarter of 2018.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2019	2018	2018	LQ	PY
Securities available for sale:
U.S. Treasury	$256,672	$105,509	$38,197	$151,163	$218,475
U.S. Agencies	53,458	198	10,360	53,260	43,098
Mortgage-backed	3,841,449	3,703,212	3,645,891	138,237	195,558
State and political subdivisions	2,534,438	2,353,816	2,453,334	180,622	81,104
Corporates	6,424	—	8,482	6,424	(2,058)
Commercial Paper	—	—	30,955	—	(30,955)
Total securities available for sale	$6,692,441	$6,162,735	$6,187,219	$529,706	$505,222
Securities held to maturity:
State and political subdivisions	1,157,126	1,180,061	1,251,771	(22,935)	(94,645)
Trading securities	46,408	61,629	44,592	(15,221)	1,816
Other securities	74,718	66,760	65,560	7,958	9,158
Total securities	$7,970,693	$7,471,185	$7,549,142	$499,508	$421,551
•	Average securities available for sale increased 8.6 percent on a linked-quarter basis and increased 8.2 percent compared to the first quarter of 2018.
Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2019	2018	2018	LQ	PY
Deposits:
Noninterest-bearing demand	$5,989,215	$6,052,011	$6,050,997	$(62,796)	$(61,782)
Interest-bearing demand and savings	11,698,351	11,057,273	9,660,150	641,078	2,038,201
Time deposits	1,034,763	1,060,838	1,047,700	(26,075)	(12,937)
Total deposits	$18,722,329	$18,170,122	$16,758,847	$552,207	$1,963,482
Noninterest bearing deposits as % of total	31.99%	33.31%	36.11%

•	Average deposits increased 3.0 percent on a linked-quarter basis and 11.7 percent compared to the first quarter of 2018.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	March 31, 2019	December 31, 2018	March 31, 2018
Total equity	$2,350,843	$2,228,470	$2,167,386
Book value per common share	47.92	45.37	43.31

Regulatory capital:
Common equity Tier 1 capital	$2,188,521	$2,142,469	$2,097,691
Tier 1 capital	2,188,521	2,142,469	2,097,691
Total capital	2,364,465	2,318,145	2,269,315

Regulatory capital ratios:
Common equity Tier 1 capital ratio	12.70%	12.89%	13.36%
Tier 1 risk-based capital ratio	12.70	12.89	13.36
Total risk-based capital ratio	13.72	13.95	14.45
Tier 1 leverage ratio	9.65	9.87	10.20

•	At March 31, 2019, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q3	Q2	Q1
	2019	2018	2018	2018	2018
Net charge-offs - Commercial loans	$10,537	$44,010	$624	$6,137	$6,847
Net charge-offs - Real estate loans	41	28	408	1,035	1,512
Net charge-offs - Consumer credit card loans	1,676	1,606	1,632	1,786	1,849
Net charge-offs - Consumer other loans	70	23	82	46	94
Net charge-offs - Total loans	12,324	45,667	2,746	9,004	10,302
Net loan charge-offs as a % of total average loans	0.41%	1.51%	0.09%	0.32%	0.37%
Loans over 90 days past due	$1,874	$6,009	$1,927	$2,883	$5,650
Loans over 90 days past due as a % of total loans	0.01%	0.05%	0.02%	0.02%	0.05%
Nonaccrual and restructured loans	$63,270	$43,018	$50,568	$56,030	$67,604
Nonaccrual and restructured loans as a % of total loans	0.50%	0.35%	0.42%	0.48%	0.59%
Provision for loan losses	$12,350	$48,000	$5,750	$7,000	$10,000

•	Nonperforming loans, defined as restructured loans on nonaccrual and all other nonaccrual loans, increased $20.3 million from the linked quarter and decreased $4.3 million from the prior year.
•

Net charge-offs were $12.3 million, or 0.41 percent, of average loans, compared to $45.7 million, or 1.51 percent, of average loans in the linked quarter, and $10.3 million, or 0.37 percent, of average loans in the first quarter of 2018.

•

Provision for loan losses decreased $35.7 million from the linked quarter, and increased $2.4 million from the first quarter of 2018. This decrease was driven by higher provision during the linked quarter to cover the loss related to a $48.1 million factoring credit relationship, as well as other qualitative factors, such as macroeconomic conditions, loan growth, loan impairment changes, loan risk grading changes and net charge-off levels.

Conference Call

The company plans to host a conference call to discuss its first quarter 2019 earnings results on Wednesday, April 24, 2019, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (international) 412-542-4148 and requesting to join the UMB Financial call. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 1Q 2019 Conference Call

A replay of the conference call may be heard through May 10, 2019 by calling (toll-free)

877-344-7529 or (international) 412-317-0088. The replay access code required for playback is 10130187. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income from continuing operations (net operating income), operating earnings per share from continuing operations - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, and operating efficiency ratio, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, and operating efficiency ratio – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, divestiture-, and severance-related items that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions and divestitures, severance expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income from continuing operations, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income from continuing operations, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2018, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo. UMB offers personal banking, commercial banking, healthcare services and institutional banking, which includes services to mutual funds and alternative-investment entities and registered investment advisors. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. For more information, visit UMB.com, UMB Blog or follow us on Twitter at @UMBBank, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	March 31,
	2019	2018
ASSETS
Loans	$12,549,732	$11,458,794
Allowance for loan losses	(103,661)	(100,302)
Net loans	12,446,071	11,358,492
Loans held for sale	1,267	4,586
Investment Securities:
Available for sale	6,891,869	6,139,346
Held to maturity	1,147,947	1,246,466
Trading securities	56,025	65,389
Other securities	75,357	67,408
Total investment securities	8,171,198	7,518,609
Federal funds sold and resell agreements	264,772	127,208
Interest-bearing due from banks	1,113,470	671,163
Cash and due from banks	399,387	279,838
Premises and equipment, net	279,000	272,632
Accrued income	117,007	97,632
Goodwill	180,867	180,867
Other intangibles, net	13,676	18,695
Other assets	570,045	458,182
Total assets	$23,556,760	$20,987,904

LIABILITIES
Deposits:
Noninterest-bearing demand	$6,448,422	$6,042,719
Interest-bearing demand and savings	12,018,580	10,188,367
Time deposits under $250,000	591,405	553,692
Time deposits of $250,000 or more	306,808	433,487
Total deposits	19,365,215	17,218,265
Federal funds purchased and repurchase agreements	1,494,048	1,354,615
Long-term debt	81,608	78,687
Accrued expenses and taxes	142,483	129,753
Other liabilities	122,563	39,198
Total liabilities	21,205,917	18,820,518

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,060,630	1,046,673
Retained earnings	1,531,396	1,393,485
Accumulated other comprehensive loss, net	(17,639)	(117,391)
Treasury stock	(278,601)	(210,438)
Total shareholders' equity	2,350,843	2,167,386
Total liabilities and shareholders' equity	$23,556,760	$20,987,904

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
	2019	2018
INTEREST INCOME
Loans	$157,261	$126,134
Securities:
Taxable interest	25,391	19,780
Tax-exempt interest	20,697	18,703
Total securities income	46,088	38,483
Federal funds and resell agreements	3,625	1,038
Interest-bearing due from banks	3,899	1,580
Trading securities	434	430
Total interest income	211,307	167,665
INTEREST EXPENSE
Deposits	37,834	13,835
Federal funds and repurchase agreements	8,264	4,732
Other	1,341	1,176
Total interest expense	47,439	19,743
Net interest income	163,868	147,922
Provision for loan losses	12,350	10,000
Net interest income after provision for loan losses	151,518	137,922
NONINTEREST INCOME
Trust and securities processing	41,957	44,002
Trading and investment banking	5,581	4,101
Service charges on deposit accounts	21,281	21,905
Insurance fees and commissions	338	301
Brokerage fees	7,243	6,353
Bankcard fees	17,067	18,123
Gains on sales of securities available for sale, net	809	139
Other	13,106	10,601
Total noninterest income	107,382	105,525
NONINTEREST EXPENSE
Salaries and employee benefits	116,032	107,968
Occupancy, net	11,743	10,953
Equipment	19,684	18,826
Supplies and services	3,873	3,760
Marketing and business development	4,913	5,034
Processing fees	12,132	11,161
Legal and consulting	5,633	3,844
Bankcard	4,345	4,626
Amortization of other intangible assets	1,327	1,562
Regulatory fees	2,890	2,905
Other	8,054	5,237
Total noninterest expense	190,626	175,876
Income before income taxes	68,274	67,571
Income tax expense	10,530	10,038
Income from continuing operations	57,744	57,533
Discontinued Operations
Loss from discontinued operations before income taxes	—	(917)
Income tax benefit	—	(170)
Loss from discontinued operations	—	(747)
NET INCOME	$57,744	$56,786

PER SHARE DATA
Basic:
Income from continuing operations	$1.19	$1.16
Loss from discontinued operations	—	(0.01)
Net income – basic	1.19	1.15
Diluted:
Income from continuing operations	1.18	1.15
Loss from discontinued operations	—	(0.01)
Net income - diluted	1.18	1.14
Dividends	0.300	0.290
Weighted average shares outstanding - basic	48,712,153	49,420,606
Weighted average shares outstanding - diluted	48,998,571	49,917,454

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended
	March 31,
	2019	2018
Net income	$57,744	$56,786
Other comprehensive income (loss), net of tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	106,434	(80,662)
Less: Reclassification adjustment for gains included in net income	(809)	(139)
Change in unrealized gains and losses on debt securities during the period	105,625	(80,801)
Change in unrealized gains and losses on derivative hedges	(2,093)	2,202
Income tax (expense) benefit	(25,389)	19,782
Other comprehensive income (loss) before reclassifications	78,143	(58,817)
Amounts reclassified from accumulated other comprehensive income	—	(13,049)
Net current-period other comprehensive income (loss)	78,143	(71,866)
Comprehensive income (loss)	$135,887	$(15,080)

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Total
Balance - January 1, 2018	$55,057	$1,046,095	$1,338,110	$(45,525)	$(212,206)	$2,181,531
Total comprehensive income (loss)	—	—	56,786	(71,866)	—	(15,080)
Reclassification of certain tax effects	—	—	12,917	—	—	12,917
Dividends ($0.290 per share)	—	—	(14,473)	—	—	(14,473)
Purchase of treasury stock	—	—	—	—	(5,951)	(5,951)
Issuance of equity awards, net of forfeitures	—	(2,959)	—	—	3,454	495
Recognition of equity-based compensation	—	2,270	—	—	—	2,270
Sale of treasury stock	—	145	—	—	140	285
Exercise of stock options	—	1,122	—	—	4,125	5,247
Cumulative effect adjustments	—	—	145	—	—	145
Balance - March 31, 2018	$55,057	$1,046,673	$1,393,485	$(117,391)	$(210,438)	$2,167,386
Balance - January 1, 2019	$55,057	$1,054,601	$1,488,421	$(95,782)	$(273,827)	$2,228,470
Total comprehensive income	—	—	57,744	78,143	—	135,887
Dividends ($0.300 per share)	—	—	(14,769)	—	—	(14,769)
Purchase of treasury stock	—	—	—	—	(4,086)	(4,086)
Issuance of equity awards, net of forfeitures	—	2,383	—	—	(1,779)	604
Recognition of equity-based compensation	—	3,289	—	—	—	3,289
Sale of treasury stock	—	100	—	—	161	261
Exercise of stock options	—	257	—	—	930	1,187
Balance - March 31, 2019	$55,057	$1,060,630	$1,531,396	$(17,639)	$(278,601)	$2,350,843

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2019		2018
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$12,303,154	5.18%	$11,286,522	4.53%
Securities:
Taxable	4,301,121	2.39	3,868,977	2.07
Tax-exempt	3,623,164	2.93	3,635,573	2.64
Total securities	7,924,285	2.64	7,504,550	2.35
Federal funds and resell agreements	521,422	2.82	160,972	2.62
Interest bearing due from banks	662,050	2.39	431,638	1.48
Trading securities	46,408	4.40	44,592	4.44
Total earning assets	21,457,319	4.10	19,428,274	3.61
Allowance for loan losses	(105,444)		(101,502)
Other assets	1,502,277		1,420,251
Total assets	$22,854,152		$20,747,023

Liabilities and Shareholders' Equity
Interest-bearing deposits	$12,733,114	1.21%	$10,707,850	0.52%
Federal funds and repurchase agreements	1,554,570	2.16	1,561,158	1.23
Borrowed funds	82,416	6.60	78,965	6.04
Total interest-bearing liabilities	14,370,100	1.34	12,347,973	0.65
Noninterest-bearing demand deposits	5,989,215		6,050,997
Other liabilities	259,244		188,456
Shareholders' equity	2,235,593		2,159,597
Total liabilities and shareholders' equity	$22,854,152		$20,747,023
Net interest spread		2.76%		2.96%
Net interest margin		3.20		3.19

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31, 2019
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$99,814	$20,709	$32,302	$11,043	$163,868
Provision for loan losses	10,329	286	1,735	—	12,350
Noninterest income	23,181	45,787	28,351	10,063	107,382
Noninterest expense	66,820	52,613	58,408	12,785	190,626
Income before taxes	45,846	13,597	510	8,321	68,274
Income tax benefit	7,071	2,097	79	1,283	10,530
Income from continuing operations	$38,775	$11,500	$431	$7,038	$57,744

	Three Months Ended March 31, 2018
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$91,917	$15,763	$30,944	$9,298	$147,922
Provision for loan losses	7,978	350	1,672	—	10,000
Noninterest income	20,596	45,419	30,715	8,795	105,525
Noninterest expense	62,125	46,879	55,054	11,818	175,876
Income before taxes	42,410	13,953	4,933	6,275	67,571
Income tax expense	6,300	2,073	733	932	10,038
Income from continuing operations	$36,110	$11,880	$4,200	$5,343	$57,533

The company has strategically aligned its operations into the following four reportable segments: Commercial Banking, Institutional Banking, Personal Banking, and Healthcare Services. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at March 31, 2019.

Non-GAAP Financial Measures	UMB Financial Corporation
Net operating income Non-GAAP reconciliations:
(unaudited, dollars in thousands except per share data)
	Three Months Ended March 31,
	2019	2018
Income from continuing operations (GAAP)	$57,744	$57,533
Adjustments:
Acquisition and divestiture expense	27	18
Severance expense	570	1,947
Tax-impact of adjustments (i)	(133)	(436)
Total Non-GAAP adjustments (net of tax)	464	1,529
Net operating income from continuing operations (Non-GAAP)	$58,208	$59,062

Earnings per share from continuing operations - diluted (GAAP)	$1.18	$1.15
Acquisition and divestiture expense	—	—
Severance expense	0.01	0.04
Tax-impact of adjustments (i)	—	(0.01)
Operating earnings per share from continuing operations - diluted (Non-GAAP)	$1.19	$1.18

GAAP
Return on average assets	1.02%	1.12%
Return on average equity	10.48	10.80

Non-GAAP
Operating return on average assets	1.03%	1.15%
Operating return on average equity	10.56	11.09

(i) Calculated using the company’s marginal tax rate of 22.2 percent.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2019	2018
Noninterest expense	$190,626	$175,876
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition and divestiture expense	27	18
Severance expense	570	1,947
Total Non-GAAP adjustments (pre-tax)	597	1,965
Operating noninterest expense (Non-GAAP)	$190,029	$173,911

Noninterest expense	$190,626	$175,876
Less: Amortization of other intangibles	1,327	1,562
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$189,299	$174,314

Operating noninterest expense	$190,029	$173,911
Less: Amortization of other intangibles	1,327	1,562
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$188,702	$172,349

Net interest income	$163,868	$147,922
Noninterest income	107,382	105,525
Less: Gains on sales of securities available for sale, net	809	139
Total Non-GAAP Revenue (denominator A)	$270,441	$253,308

Efficiency ratio (numerator A/denominator A)	70.00%	68.82%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	69.78	68.04